The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated November 3, 2022

JPMorgan Chase Financial Company LLC	November 2022

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated November   , 2022

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due November 14, 2024

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.55% of the stated principal amount with respect to each determination date on which the closing level of each of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index® is greater than or equal to 65% of its initial index value, which we refer to as a downside threshold level. However, if, on any determination date, the closing level of any underlying index is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly period.  In addition, if the closing level of each underlying index is greater than or equal to its initial index value on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment with respect to that determination date. If the securities have not been automatically redeemed prior to maturity and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date. If, however, the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its downside threshold level, you will be exposed to the decline in the worst performing of the underlying indices, as compared to its initial index value, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Because all payments on the securities are based on the worst performing of the underlying indices, a decline of any underlying index below its downside threshold level will result in few or no contingent quarterly payments and/or significant loss of your initial investment, even if the other underlying indices appreciate or have not declined as much.  Investors will not participate in any appreciation of any underlying index. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying indices:	Russell 2000® Index (Bloomberg ticker: RTY Index) (the “RTY Index”), S&P 500® Index (Bloomberg ticker: SPX Index) (the “SPX Index”) and NASDAQ-100 Index® (Bloomberg ticker: NDX Index) (the “NDX Index”) (each an “underlying index”)
Aggregate principal amount:	$
Early redemption:

If, on any of the determination dates (other than the final determination date) the closing level of each underlying index is greater than or equal to its initial index value, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing level of any underlying index is below its initial index value on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

•  If, on any determination date, the closing level of each underlying index is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of at least $25.50 (at least 2.55% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be provided in the pricing supplement.

•  If, on any determination date, the closing level of any underlying index is less than its downside threshold level, no contingent quarterly payment will be payable with respect to that determination date. It is possible that one or more of the underlying indices will be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final index value of each underlying index is greater than or equal to its downside threshold level:	(i) the stated principal amount plus, (ii) the contingent quarterly payment with respect to the final determination date.
	• If the final index value of any underlying index is less than its downside threshold level:	(i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index. This cash payment will be less than 65% of the stated principal amount of the securities and could be zero.
Downside threshold level:

With respect to the RTY Index:      , which is equal to 65% of its initial index value

With respect to the SPX Index:      , which is equal to 65% of its initial index value

With respect to the NDX Index:      , which is equal to 65% of its initial index value

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	November , 2022 (expected to price on or about November 11, 2022)
Original issue date (settlement date):	November , 2022 (3 business days after the pricing date)
Maturity date:	November 14, 2024, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$15.00 (2)	$980.00
$5.00 (3)
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $15.00 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities would be approximately $953.70 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $930.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement , “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Terms continued from previous page:
Initial index value:	With respect to the RTY Index: , which is its closing level on the pricing date
With respect to the SPX Index:           , which is its closing level on the pricing date
With respect to the NDX Index: , which is its closing level on the pricing date
Final index value:	With respect to each underlying index, the closing level on the final determination date
Worst performing underlying index:	The underlying index with the worst index performance factor
Index performance factor:	With respect to each underlying index, the final index value divided by the initial index value
Determination dates:	February 13, 2023, May 11, 2023, August 11, 2023, November 13, 2023, February 12, 2024, May 13, 2024, August 12, 2024 and November 11, 2024, subject to postponement for non-trading days and certain market disruption events
Contingent payment dates:	February 16, 2023, May 16, 2023, August 16, 2023, November 16, 2023, February 15, 2024, May 16, 2024, August 15, 2024 and the maturity date, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:	48133PPN7 / US48133PPN77
Listing:	The securities will not be listed on any securities exchange.

November 2022	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due November 14, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $25.50 (at least 2.55% of the stated principal amount) per security, with respect to each quarterly determination date on which the closing level of each underlying index is greater than or equal to 65% of its initial index value, which we refer to as a downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date immediately following the related determination date. However, if the closing level of any underlying index is less than its downside threshold level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing level of one or more underlying indices could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if all of the underlying indices were to be at or above their respective downside threshold levels on some quarterly determination dates, one or more underlying indices may fluctuate below their respective downside threshold level(s) on others.

If the closing level of each underlying index is greater than or equal to its initial closing value on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. If the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final index value of any underlying index is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index, which will be less than 65% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying indices.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

November 2022	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to at least 2.55% of the stated principal amount with respect to each determination date on which the closing level of each underlying index is greater than or equal to 65% of its initial index value, which we refer to as a downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final index value of each underlying index, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each underlying index closes at or above its downside threshold level on some determination dates but one or more of the underlying indices closes below their respective downside threshold levels on the others. On the 6th determination date, the closing level of each underlying index is greater than or equal to its initial index value.

Investors receive the contingent quarterly payment for the quarterly periods in which the closing level of each underlying index is at or above its downside threshold level on the related determination date.

On the contingent payment date immediately following the 6th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Scenario 2

This scenario assumes that each underlying index closes at or above its downside threshold level on some determination dates but one or more of the underlying indices closes below their respective downside threshold levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date. On the final determination date, each underlying index closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing level of each underlying index is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount and the contingent quarterly payment with respect to the final determination date.

Scenario 3

This scenario assumes that each underlying index closes at or above its downside threshold level on some determination dates but one or more of the underlying indices closes below their respective downside threshold levels on the others, and each underlying index closes below its initial index value on all the determination dates prior to the final determination date. On the final determination date, one or more of the underlying indices close below their downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing level of each underlying index is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount times the index performance factor of the worst performing underlying index, which will be less than 65% of the stated principal amount and could be zero.

Investors will lose some, and may lose all, of their principal in this scenario.

November 2022	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels of the underlying indices and (2) the final index values of the underlying indices.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

November 2022	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing level of each underlying index on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index. The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial index value of any underlying index. The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “NASDAQ-100 Index® Overview,” as applicable, in this pricing supplement. The actual downside threshold level of each underlying index will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis.

The examples below are based on the following assumed terms:

Hypothetical contingent quarterly payment:	A contingent quarterly payment of $25.50 per quarter per security will be paid on the securities on each contingent payment date but only if the closing level of each underlying index is at or above its downside threshold level on the related determination date.
Early redemption:	If the closing level of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date.

If the final index value of any underlying index is less than its downside threshold level: (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index

Stated principal amount:	$1,000 per security
Hypothetical initial index value:	With respect to the RTY Index: 100.00 With respect to the SPX Index: 100.00 With respect to the NDX Index: 100.00
Hypothetical downside threshold level:

With respect to the RTY Index: 65.00, which is 65% of the hypothetical initial index value for such index

With respect to the SPX Index: 65.00, which is 65% of the hypothetical initial index value for such index

With respect to the NDX Index: 65.00, which is 65% of the hypothetical initial index value for such index

November 2022	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing level			Contingent quarterly payment

	RTY Index	SPX Index	NDX Index

Hypothetical Determination Date 1	80 (at or above downside threshold level)	85 (at or above downside threshold level)	90 (at or above downside threshold level)	$25.50

Hypothetical Determination Date 2	55 (below downside threshold level)	90 (at or above downside threshold level)	60 (below downside threshold level)	$0

Hypothetical Determination Date 3	80 (at or above downside threshold level)	55 (below downside threshold level)	50 (below downside threshold level)	$0

Hypothetical Determination Date 4	50 (below downside threshold level)	45 (below downside threshold level)	40 (below downside threshold level)	$0

On hypothetical determination date 1, each underlying index closes at or above its downside threshold level. Therefore, a contingent quarterly payment of $25.50 is payable on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one underlying index closes at or above its downside threshold level but the other underlying indices close below their respective downside threshold levels. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

On hypothetical determination date 4, each underlying index closes below its downside threshold level and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing level of any underlying index is below its downside threshold level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing level			Early redemption payment

	RTY Index	SPX Index	NDX Index

Hypothetical Determination Date 1	110 (at or above initial index value)	90 (below initial index value)	80 (below initial index value)	n/a (securities are not redeemed early)

Hypothetical Determination Date 2	90 (below initial index value)	80 (below initial index value)	70 (below initial index value)	n/a (securities are not redeemed early)

Hypothetical Determination Date 3	110 (at or above initial index value)	120 (at or above initial index value)	105 (at or above initial index value)	$1,025.50 (the stated principal amount plus the contingent quarterly payment with respect to the related determination date)

On hypothetical determination date 1, one underlying index closes at or above its initial index value but the other underlying indices close below their respective initial index values. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 2, each underlying index closes below its initial index value. Therefore, the securities remain outstanding and are not redeemed early.

November 2022	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

On hypothetical determination date 3, each underlying index closes at or above its initial index value. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final index value			Payment at maturity

	RTY Index	SPX Index	NDX Index

Example 1:	100 (at or above downside threshold level)	90 (at or above downside threshold level)	80 (at or above downside threshold level)	$1,025.50 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date)

Example 2:	110 (at or above downside threshold level)	50 (below downside threshold level)	60 (below downside threshold level)	$1,000 × index performance factor of the worst performing underlying index = $1,000 × (50 / 100) = $500.00

Example 3:	40 (below downside threshold level)	55 (below downside threshold level)	60 (below downside threshold level)	$1,000 × (40 / 100) = $400.00

Example 4:	50 (below downside threshold level)	40 (below downside threshold level)	30 (below downside threshold level)	$1,000 × (30 / 100) = $300.00

In example 1, the final index value of each underlying index is at or above its downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date.

In example 2, the final index value of one underlying index is at or above its downside threshold level but the final index values of the other underlying indices are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing underlying index at maturity and receive a cash payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index.

Similarly, in examples 3 and 4, the final index value of each underlying index is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index.

If the final index value of ANY underlying index is below its downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 65% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

November 2022	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value of any of the underlying indices is less than its downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, your payment at maturity will be less than 65% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly period if the closing level of any underlying index on the relevant determination date is less than its downside threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing level of each underlying index on the relevant determination date is greater than or equal to its downside threshold level. If the closing level of any underlying index is below its downside threshold level on any determination date, you will not receive a contingent quarterly payment for the relevant quarterly period.

It is possible that the closing level of one or more underlying indices could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.

▪	The contingent quarterly payment is based solely on the closing levels of the underlying indices on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing level of each underlying index on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing level of each underlying index on a specific determination date, if the closing level of any of the underlying indices on that determination date is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing level of that underlying index was higher on other days during the related quarterly period.
▪	You are exposed to the price risk of all three underlying indices, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. The performance of the underlying indices may not be correlated. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. Accordingly, your investment is subject to the risk of decline in the closing level of each underlying index.

To receive any contingent quarterly payments, each underlying index must close at or above its downside threshold level on the applicable determination date. In addition, if any underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, even if the other underlying indices have appreciated. Under this scenario, the value of any such payment will be less than 65% of the stated principal amount and could be zero.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will not receive any

November 2022	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any one underlying index will close below its downside threshold level on any determination date than if the securities were linked to only one underlying index. In addition, you will not benefit from the performance of any underlying index other than the worst performing underlying index. Therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.

▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Investors will not participate in any appreciation of any underlying index. Investors will not participate in any appreciation of any underlying index from its initial index value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing level of each underlying index is greater than or equal to its downside threshold level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent quarterly payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent

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JPMorgan Chase Financial Company LLC

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Principal at Risk Securities

quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index values, the downside threshold levels and the final index values and whether the closing level of each underlying index on any determination date is greater than or equal to its initial index value or is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing levels of the underlying indices. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values and, as a result, the downside threshold levels, which are the respective levels at or above which the underlying indices must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing underlying index at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing levels of the underlying indices on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

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JPMorgan Chase Financial Company LLC

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Principal at Risk Securities

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market

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Principal at Risk Securities

factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing level of each underlying index, including:

o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the closing level of each underlying index;
o	the time to maturity of the securities;
o	whether the closing level of any underlying index has been, or is expected to be, less than its downside threshold level on any determination date;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation between the underlying indices, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Indices

▪	JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. is currently one of the companies that make up the SPX Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the underlying index or the securities.
▪	Investing in the securities is not equivalent to investing in any underlying index. Investing in the securities is not equivalent to investing in any underlying index or its component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the securities. The underlying index publisher of any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	An investment in the securities is subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies with respect to the NDX Index. Some of the equity securities included in the NDX Index have been issued by non-U.S. companies. Investments in securities linked to the value of non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of non-U.S. equity securities may be adversely affected by political, economic, financial and social factors in the home countries of the issuers of the non-U.S. companies, including changes in those countries’ government, economic and fiscal policies, currency exchange laws or other laws or restrictions.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or

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Principal at Risk Securities

the securities included in any underlying index, or engaging in transactions in them, and any such action could adversely affect the value of the securities or any underlying index.  These legislative and regulatory actions could result in restrictions on the securities.  You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

November 2022	Page 14

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000ETM Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Information as of market close on November 1, 2022:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 11/8/2021):	2,442.742
Current Closing Level:	1,851.388	52 Week Low (on 6/16/2022):	1,649.836
52 Weeks Ago (on 11/1/2021):	2,358.121

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Russell 2000® Index for each quarter in the period from January 1, 2017 through November 1, 2022. The graph following the table sets forth the daily closing levels of the Russell 2000® Index during the same period. The closing level of the Russell 2000® Index on November 1, 2022 was 1,851.388. We obtained the closing level information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical levels of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the Russell 2000® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

Russell 2000® Index	High	Low	Period End
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313

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JPMorgan Chase Financial Company LLC

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Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter (through November 1, 2022)	1,851.388	1,682.403	1,851.388

Russell 2000® Index Historical Performance – Daily Closing Levels* January 3, 2017 to November 1, 2022

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 65% of the closing level on November 1, 2022. The actual downside threshold level will be based on the closing level on the pricing date.

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

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JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC, consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Index, see “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Information as of market close on November 1, 2022:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 1/3/2022):	4,796.56
Current Closing Level:	3,856.10	52 Week Low (on 10/12/2022):	3,577.03
52 Weeks Ago (on 11/1/2021):	4,613.67

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the S&P 500® Index for each quarter in the period from January 1, 2017 through November 1, 2022. The graph following the table sets forth the daily closing levels of the S&P 500® Index during the same period. The closing level of the S&P 500® Index on November 1, 2022 was 3,856.10. We obtained the closing level information above and in the table and graph below from Bloomberg, without independent verification. The historical levels of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index at any time, including on the determination dates. The payment of dividends on the stocks that constitute the S&P 500® Index are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

S&P 500® Index	High	Low	Period End
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18

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JPMorgan Chase Financial Company LLC

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Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter (through November 1, 2022)	3,901.06	3,577.03	3,856.10

S&P 500® Index Historical Performance – Daily Closing Levels* January 3, 2017 to November 1, 2022

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 65% of the closing level on November 1, 2022. The actual downside threshold level will be based on the closing level on the pricing date.

License Agreement. “Standard & Poor’s®,” “S&P®,” “S&P 500®” and “Standard & Poor’s 500” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by JPMorgan Chase & Co. and its affiliates, including JPMorgan Financial. See “Equity Index Descriptions — The S&P U.S. Indices — License Agreement” in the accompanying underlying supplement.

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JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index® is a modified market capitalization-weighted index of 100 of the largest non-financial securities listed on The NASDAQ Stock Market based on market capitalization. For additional information about the NASDAQ-100 Index®, see “Equity Index Descriptions — The NASDAQ-100 Index®” in the accompanying underlying supplement.

Information as of market close on November 1, 2022:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 11/19/2021):	16,573.34
Current Closing Level:	11,288.95	52 Week Low (on 10/14/2022):	10,692.06
52 Weeks Ago (on 11/1/2021):	15,905.28

The following table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the NASDAQ-100 Index® for each quarter in the period from January 1, 2017 through November 1, 2022. The graph following the table sets forth the daily closing levels of the NASDAQ-100 Index® during the same period. The closing level of the NASDAQ-100 Index® on November 1, 2022 was 11,288.95. We obtained the closing level information above and the information in the table and graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical levels of the NASDAQ-100 Index® should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the NASDAQ-100 Index® at any time, including on the determination date. The payment of dividends on the stocks that constitute the NASDAQ-100 Index® are not reflected in its closing level and, therefore, have no effect on the calculation of the payment at maturity.

NASDAQ-100 Index®	High	Low	Period End
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08

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JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter (through November 1, 2022)	11,669.99	10,692.06	11,288.95

NASDAQ-100 Index® Historical Performance – Daily Closing Levels* January 3, 2017 to November 1, 2022

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 65% of the closing level on November 1, 2022. The actual downside threshold level will be based on the closing level on the pricing date.

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into a non-exclusive license agreement with Nasdaq, Inc. providing for the license to it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the NASDAQ-100 Index® in connection with certain securities, including the Bear Market PLUS. For more information, see “Equity Index Descriptions — The NASDAQ-100 Index® — License Agreement” in the accompanying underlying supplement.

November 2022	Page 20

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as

November 2022	Page 21

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “NASDAQ-100 Index® Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement

November 2022	Page 22

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for securities, each purchaser of securities in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the securities that such purchaser:

•      is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the securities as principal for its own account, or is deemed to be purchasing the securities as principal by applicable law;

•      is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD$5,000,000;

•      is not a company or other entity created or being used solely to purchase or hold securities as an “accredited investor”; and

•      is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

The securities are being distributed in Canada on a private placement basis only and therefore any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the securities are not listed on any stock exchange in Canada and there is currently no public market for the securities in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the securities to the public, or listing its securities on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the securities.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing securities, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any securities purchased and other specified personally identifiable information (the “personal information”), including the principal amount of securities that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing securities, the purchaser consents to the

November 2022	Page 23

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing securities, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing securities, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The securities will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce securities in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of securities. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Supplemental information about the form of the securities:	The securities will initially be represented by a type of global security that we refer to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the securities to indicate that the master note evidences the securities.

November 2022	Page 24

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 14, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the NASDAQ-100 Index®
Principal at Risk Securities

Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Underlying supplement no. 1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

November 2022	Page 25